UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2017, we appointed Steven Binder as our Chief Financial Officer and our principal accounting officer, replacing Rosabel Alinaya in such capacities, effective upon his commencement of employment with us on July 17, 2017. Ms. Alinaya will serve as our Senior Vice President, Investor Relations.

Before joining MannKind Corporation, Mr. Binder, age 54, served as Vice President and Chief Financial Officer of the International Group of Stryker Corporation, a medical device and equipment manufacturing company based out of Singapore, since 2013. Prior to Stryker Corporation, Mr. Binder served in a series of senior leadership roles at Bristol-Myers Squibb Company (“BMS”). His last four positions at BMS were Vice President, Finance roles over the following geographic operating units: United States from 2012 to 2013, Europe from 2008 to 2011, Asia Pacific from 2005 to 2007 and Japan from 2003 to 2005. Prior to that, Mr. Binder served in three senior leadership roles for Oncology Therapeutics Network (“OTN”), a U.S.-based independent subsidiary of BMS: Vice President, Strategic Development from 2001 to 2003, Vice President, Customer Operations from 2000 to 2001 and Chief Financial Officer from 1997 to 2000. Before OTN, Mr. Binder completed three finance and accounting roles for BMS Worldwide Medicines Group after joining BMS in 1992. Before BMS, he worked for Deloitte & Touche LLP in a series of auditing roles over an eight year period beginning in 1984. Mr. Binder received a B.S. degree in Accounting and Business Administration from Muhlenberg College and is a Certified Public Accountant.

In connection with his appointment as our Chief Financial Officer, we entered into an offer letter agreement with Mr. Binder pursuant to which we agreed to provide Mr. Binder with the following compensation: (i) annual base salary of $400,000; (ii) a one-time sign-on bonus of $50,000, subject to repayment under certain conditions; (iii) eligibility to receive annual discretionary bonuses, with an annual target performance-bonus opportunity of 50% his base salary; and (iv) subject to the approval by our board of directors, the grant of a stock option to purchase 180,100 shares of our common stock under our 2013 Equity Incentive Plan (the “Plan”), with such shares vesting in four equal installments upon the achievement of specified quarterly product sales. In accordance with the Plan, the stock option shall have an exercise price equal to the closing price of our common stock on the date of grant. The foregoing stock option will be evidenced by a Stock Option Grant Notice and Option Agreement (collectively, the “Grant Documents”), which, together with the Plan, will set forth the terms and conditions of the stock option. The foregoing description of the stock option does not purport to be complete and is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 000-50865), filed with the Securities and Exchange Commission (“SEC”) on August 9, 2016, and the forms of Grant Documents under the Plan, filed as Exhibits 99.2 and 99.3 to our Registration Statement on Form S-8 (File No. 333-188790), filed with the SEC on May 23, 2013.

Mr. Binder will also be entitled to enter into our standard form of indemnity agreement, a copy of which is attached as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-115020), filed with the SEC on April 30, 2004, and our standard form of change of control agreement, a copy of which is attached as Exhibit 99.1 to our Current Report on Form 8-K (File No. 000-50865), filed with the SEC on April 7, 2017.

The foregoing description of the offer letter agreement with Mr. Binder does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Offer Letter Agreement, dated July 12, 2017, by and between MannKind Corporation and Steven Binder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: July 17, 2017	By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Offer Letter Agreement, dated July 12, 2017, by and between MannKind Corporation and Steven Binder.